Exhibit 99.1

NEWS RELEASE          ______________________________________________________________________________________________________
For Release:        Immediately
Contact:         Frank H. Boykin, Chief Financial Officer (706) 624-2695

MOHAWK INDUSTRIES, INC. ANNOUNCES
SECOND QUARTER EARNINGS

•	Adjusted EPS increased 61% over PY

•	Net sales up approximately 35% over PY

Calhoun, Georgia, August 1, 2013 - Mohawk Industries, Inc. (NYSE:MHK) today announced 2013 second quarter net earnings of $85 million and diluted earnings per share (EPS) of $1.16. Excluding unusual charges, net earnings were $134 million and EPS was $1.84, a 61% increase over last year's second quarter adjusted EPS. Net sales for the second quarter of 2013 were $2.0 billion, an increase of approximately 35% versus the prior year's second quarter. For the second quarter of 2012, net sales were $1.5 billion, net earnings were $73 million and EPS was $1.06; excluding unusual charges, net earnings were $79 million and EPS was $1.14.
For the six months ending June 29, 2013, net sales were $3.5 billion, an increase of 20% versus the prior year. Net earnings and EPS for the six-month period were $135 million and $1.89, respectively. Net earnings excluding unusual charges were $195 million and adjusted EPS was $2.73, an increase of 58% over the six-month adjusted EPS results in 2012. For the six months ending June 30, 2012, net sales were $2.9 billion, net earnings were $114 million and EPS was $1.64. Excluding unusual charges, net earnings and EPS were $120 million and $1.73, respectively.
Commenting on Mohawk Industries' second quarter performance, Jeffrey S. Lorberbaum, Chairman and CEO, stated, “Mohawk, the world's largest flooring manufacturer, today reported our most successful second quarter on record with strong revenue and profit growth, as both our legacy business and recent acquisitions delivered solid performances that exceeded our expectations. For the quarter, our legacy net sales increased 6% as reported, with the balance of our growth stemming from our recent acquisitions of Pergo, Marazzi and Spano. Our adjusted SG&A improved by 110 basis points due to continuing control of our costs, and our adjusted operating income rose to 10% of sales, an improvement of 190 basis points.”
Carpet segment net sales for the quarter were $771 million, up 5% over last year, rising to their highest levels in more than four years due to improvements in residential new construction and remodeling and continued strength in the commercial sector. Operating income, excluding unusual charges, for the segment was 7% of sales, up 100 basis points due to volume leverage, improved sales mix from new products and lower SG&A. Residential sales in the specialty channel showed substantial growth, and home center business increased during the period. Rugs improved with a greater focus on new distribution channels and product categories. Operating margins continued to expand due to sales from higher volume, super soft products and greater manufacturing and logistics efficiencies. During the period, carpet price increases were implemented and will align to cover the earlier raw material increases in the third quarter.

Ceramic segment net sales were $760 million, up 88% over last year, with strong growth in the legacy Dal-Tile business as well as the Marazzi acquisition. Operating income, excluding unusual charges, was 12% of sales, up 260 basis points over the prior year due to increased volume, the Marazzi acquisition, sales mix and manufacturing efficiencies. North American sales rose in the low teens with strength in commercial specialty retail, home center channels and continued expansion in Mexico. Our Russian ceramic sales are performing well, with double digit growth as a result of our integrated distribution model and increased participation in the stronger construction market. European ceramic sales rose slightly with expansion in Northern Europe and exports to other markets offsetting soft conditions in Southern Europe.
Laminate and wood segment net sales were $471 million, up 33% over last year, primarily due to our acquisitions of Pergo and Spano with stronger sales in legacy North America offsetting our slower legacy European business. Operating income, excluding unusual charges, was 13% of sales, an improvement of 90 basis points over the prior year due to lower amortization and increased North American sales. We have integrated our management of Unilin and Pergo into a single entity, reducing SG&A expenses, consolidating administrative functions, increasing manufacturing productivity and eliminating redundancies. Europe continues to face headwinds with the legacy sales down slightly and margins under pressure. The Pergo integration in Europe is well underway and will create significant synergies in sales, products and production. Our wood manufacturing in Malaysia, distribution in Australia and laminate manufacturing in Russia continue to show improvement. During the period, we completed the acquisition of Spano and have identified many opportunities for improvement including expanding the product offering and distribution, optimizing our manufacturing assets and reducing manufacturing complexity.
“Our performance during the second quarter underscored the value of our recent acquisitions and our ability to integrate them into our business. We have a talented management team that is focused on driving our historical businesses while optimizing our new acquisitions. We have quickly identified and executed many significant changes including cost and efficiency improvements, asset consolidation, realignment of sales and brand strategies and the enhancement of our product offering. We are committed to bringing innovation to the market in all our products, and our new acquisitions have enhanced our ability to realize this. We are increasingly confident in the continued strengthening of the U.S. market, and we believe that continued job growth, expanded new home construction and greater remodeling investments along with our new acquisitions will improve our future results. With these factors, our guidance for third quarter earnings is $1.81 to $1.91 per share, excluding any restructuring or acquisition costs. With business improvement and acquisitions in 2013, we anticipate the fourth quarter seasonality impact to be slightly more than 2010 and 2011.”

Mohawk Industries is the leading global flooring manufacturer that creates products to enhance residential and commercial spaces around the world. Mohawk's vertically integrated manufacturing and distribution processes provide competitive advantages in the production of carpet, rugs, ceramic tile, laminate, wood, stone and vinyl flooring. Our industry-leading innovation has yielded products and technologies that differentiate our brands in the marketplace and satisfy all remodeling and new construction requirements. Our brands are among the most recognized in the industry and include American Olean, Bigelow, Dal-Tile, Durkan, Karastan, Lees, Marazzi, Kerama Marazzi, Mohawk, Pergo, Unilin and Quick-Step. During the past decade, Mohawk has transformed its business from an American carpet manufacturer into the world's largest flooring company with operations in Australia, Brazil, Canada, China, Europe, India, Malaysia, Mexico, Russia and the United States.

Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements.” For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause future results to differ: changes in economic or industry conditions; competition; inflation in raw material prices and other input costs; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company's products; impairment charges; integration of acquisitions; international operations; introduction of new products; rationalization of operations; tax, product and other claims; litigation; and other risks identified in Mohawk's SEC reports and public announcements.

Conference call Friday, August 2, 2013 at 11:00 AM Eastern Time
The telephone number is 1-800-603-9255 for US/Canada and 1-706-634-2294 for International/Local.
Conference ID # 17299279. A replay will be available until Friday August 23, 2013 by dialing 855-859-2056 for US/local calls and 404-537-3406 for International/Local calls and entering Conference ID # 17299279.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES

Consolidated Statement of Operations	Three Months Ended		Six Months Ended
(Amounts in thousands, except per share data)	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012

Net sales	$1,976,299	1,469,793	3,463,114	2,878,828
Cost of sales	1,462,243	1,081,329	2,571,992	2,130,938
Gross profit	514,056	388,464	891,122	747,890
Selling, general and administrative expenses	380,858	280,746	671,082	568,196
Operating income	133,198	107,718	220,040	179,694
Interest expense	25,312	18,844	44,468	41,342
Other expense (income), net	(1,097)	440	5,290	(1,385)
Earnings from continuing operations before income taxes	108,983	88,434	170,282	139,737
Income tax expense	23,240	15,246	33,972	25,537
Earnings from continuing operations	85,743	73,188	136,310	114,200
Loss from discontinued operations, net of income tax benefit of $485	(1,361)	—	(1,361)	—
Net earnings including noncontrolling interest	84,382	73,188	134,949	114,200
Net (loss) earnings attributable to noncontrolling interest	(190)	—	(118)	635
Net earnings attributable to Mohawk Industries, Inc.	$84,572	73,188	135,067	113,565

Basic earnings per share attributable to Mohawk Industries, Inc.
Income from continuing operations	$1.19	1.06	1.92	1.65
Loss from discontinued operations, net of income taxes	(0.02)	—	(0.02)	—
Basic earnings per share attributable to Mohawk Industries, Inc.	$1.17	1.06	1.90	1.65
Weighted-average common shares outstanding - basic	72,406	68,984	70,907	68,923

Diluted earnings per share attributable to Mohawk Industries, Inc.
Income from continuing operations	$1.18	1.06	1.91	1.64
Loss from discontinued operations, net of income taxes	(0.02)	—	(0.02)	—
Diluted earnings per share attributable to Mohawk Industries, Inc.	$1.16	1.06	1.89	1.64
Weighted-average common shares outstanding - diluted	72,867	69,259	71,405	69,204

Other Financial Information
(Amounts in thousands)
Depreciation and amortization	$80,643	71,831	140,992	145,117
Capital expenditures	$82,815	44,436	146,097	87,687

Consolidated Balance Sheet Data
(Amounts in thousands)
			June 29, 2013	June 30, 2012
ASSETS
Current assets:
Cash and cash equivalents			$168,745	319,463
Receivables, net			1,145,550	782,122
Inventories			1,591,552	1,161,073
Prepaid expenses and other current assets			229,859	144,915
Deferred income taxes			134,489	126,613

Total current assets			3,270,195	2,534,186
Property, plant and equipment, net			2,594,256	1,652,444
Goodwill			1,690,622	1,363,356
Intangible assets, net			800,529	564,948
Deferred income taxes and other non-current assets			153,362	149,843
Total assets			$8,508,964	6,264,777
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt			$83,171	57,158
Accounts payable and accrued expenses			1,261,791	733,411
Total current liabilities			1,344,962	790,569
Long-term debt, less current portion			2,450,584	1,570,530
Deferred income taxes and other long-term liabilities			609,125	427,360
Total liabilities			4,404,671	2,788,459
Total stockholders' equity			4,104,293	3,476,318
Total liabilities and stockholders' equity			$8,508,964	6,264,777

Segment Information	Three Months Ended		As of and for the Six Months Ended
(Amounts in thousands)	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012

Net sales:
Carpet	$770,868	734,493	1,466,202	1,434,373
Ceramic	760,168	404,288	1,172,049	797,213
Laminate and Wood	470,980	354,374	875,455	691,798
Intersegment sales	(25,717)	(23,362)	(50,592)	(44,556)
Consolidated net sales	$1,976,299	1,469,793	3,463,114	2,878,828

Operating income (loss):
Carpet	$54,862	37,136	80,100	62,418
Ceramic	46,304	36,432	76,280	62,460
Laminate and Wood	41,362	40,575	80,055	67,721
Corporate and eliminations	(9,330)	(6,425)	(16,395)	(12,905)
Consolidated operating income	$133,198	107,718	220,040	179,694

Assets:
Carpet			$1,803,212	1,791,376
Ceramic			3,832,888	1,742,563
Laminate and Wood			2,691,553	2,539,997
Corporate and eliminations			181,311	190,841
Consolidated assets			$8,508,964	6,264,777

Reconciliation of Net Earnings Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.

(Amounts in thousands, except per share data)
		Three Months Ended		Six Months Ended
		June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Net earnings attributable to Mohawk Industries, Inc.		$84,572	73,188	135,067	113,565
Adjusting items:
Restructuring, acquisition and integration-related costs		41,321	8,226	51,177	8,226
Acquisition purchase accounting (inventory step-up)		18,744	—	18,744	—
Discontinued operations		1,845	—	1,845	—
Interest on 3.85% senior notes		—	—	3,559	—
Income taxes		(12,668)	(2,201)	(15,448)	(2,201)
Adjusted net earnings attributable to Mohawk Industries, Inc.		$133,814	79,213	194,944	119,590

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.		$1.84	1.14	2.73	1.73
Weighted-average common shares outstanding - diluted		72,867	69,259	71,405	69,204

Reconciliation of Total Debt to Net Debt
(Amounts in thousands)
	June 29, 2013
Current portion of long-term debt	$83,171
Long-term debt, less current portion	2,450,584
Less: Cash and cash equivalents	168,745
Net Debt	$2,365,010

Reconciliation of Operating Income to Proforma Adjusted EBITDA
(Amounts in thousands)
	Three Months Ended				Trailing Twelve Months Ended
	September 29, 2012	December 31, 2012	March 30, 2013	June 29, 2013	June 29, 2013
Operating income	$103,954	95,860	86,842	133,198	419,854
Other (expense) income	(322)	(1,366)	(6,387)	1,097	(6,978)
Net (earnings) loss attributable to noncontrolling interest	—	—	(72)	190	118
Depreciation and amortization	71,298	63,878	60,349	80,643	276,168
EBITDA	174,930	158,372	140,732	215,128	689,162
Restructuring, acquisition and integration-related costs	4,229	6,109	9,856	41,321	61,515
Acquisition purchase accounting (inventory step-up)	—	—	—	18,744	18,744
Acquisitions EBITDA	60,077	55,046	40,542	—	155,665
Proforma Adjusted EBITDA	$239,236	219,527	191,130	275,193	925,086

Net Debt to Proforma Adjusted EBITDA					2.6

Reconciliation of Proforma Total Debt to Proforma Net Debt
(Amounts in thousands)
	March 30, 2013
Current portion of proforma long-term debt	$205,575
Proforma long-term debt, less current portion	2,306,925
Less: Cash and cash equivalents	—
Proforma Net Debt	$2,512,500

Reconciliation of Operating Income to Proforma Adjusted EBITDA
(Amounts in thousands)
	Three Months Ended				Trailing Twelve Months Ended
	June 30, 2012	September 29, 2012	December 31, 2012	March 30, 2013	March 30, 2013
Operating income	$107,718	103,954	95,860	86,842	394,374
Other (expense) income	(440)	(322)	(1,366)	(6,387)	(8,515)
Net (earnings) loss attributable to noncontrolling interest	—	—	—	(72)	(72)
Depreciation and amortization	71,831	71,298	63,878	60,349	267,356
EBITDA	179,109	174,930	158,372	140,732	653,143
Restructuring, acquisition and integration-related costs	8,226	4,229	6,109	9,856	28,420
Acquisitions EBITDA	66,400	60,077	55,046	40,542	222,065
Proforma Adjusted EBITDA	$253,735	239,236	219,527	191,130	903,628

Net Debt to Proforma Adjusted EBITDA					2.8

Reconciliation of Net Sales to Net Sales on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
	June 29, 2013	June 30, 2012
Net sales	$1,976,299	1,469,793
Adjustment to net sales on a constant exchange rate	(6,588)	—
Net sales on a constant exchange rate	$1,969,711	1,469,793

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
Ceramic	June 29, 2013	June 30, 2012
Net sales	$760,168	404,288
Adjustment to segment net sales on a constant exchange rate	(1,555)	—
Segment net sales on a constant exchange rate	$758,613	404,288

	Three Months Ended
Wood and Laminate	June 29, 2013	June 30, 2012
Net sales	$470,980	354,374
Adjustment to segment net sales on a constant exchange rate	(5,033)	—
Segment net sales on a constant exchange rate	$465,947	354,374

Reconciliation of Gross Profit to Adjusted Gross Profit
(Amounts in thousands)
	Three Months Ended
	June 29, 2013	June 30, 2012
Gross profit	514,056	388,464
Adjustments to gross profit:
Restructuring, acquisition and integration-related costs	14,334	6,636
Acquisition purchase accounting (inventory step-up)	18,744	—
Adjusted gross profit	$547,134	395,100
Adjusted gross profit as a percent of net sales	27.7%	26.9%

Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses
(Amounts in thousands)
	Three Months Ended
	June 29, 2013	June 30, 2012
Selling, general and administrative expenses	380,858	280,746
Adjustments to selling, general and administrative expenses:
Restructuring, acquisition and integration-related costs	(26,987)	(1,590)
Adjusted selling, general and administrative expenses	$353,871	279,156
Adjusted selling, general and administrative expenses as a percent of net sales	17.9%	19.0%

Reconciliation of Operating Income to Adjusted Operating Income
(Amounts in thousands)
	Three Months Ended
	June 29, 2013	June 30, 2012
Operating income	$133,198	107,718
Adjustments to operating income:
Restructuring, acquisition and integration-related costs	41,321	8,226
Acquisition purchase accounting (inventory step-up)	18,744	—
Adjusted operating income	$193,263	115,944
Adjusted operating margin as a percent of net sales	9.8%	7.9%

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Carpet	June 29, 2013	June 30, 2012
Operating income	$54,862	37,136
Adjustment to segment operating income:
Restructuring, acquisition and integration-related costs	—	7,383
Adjusted segment operating income	$54,862	44,519
Adjusted operating margin as a percent of net sales	7.1%	6.1%

	Three Months Ended
Ceramic	June 29, 2013	June 30, 2012
Operating income	$46,304	36,432
Adjustments to segment operating income:
Restructuring, acquisition and integration-related costs	23,361	—
Acquisition purchase accounting (inventory step-up)	18,744	—
Adjusted segment operating income	$88,409	36,432
Adjusted operating margin as a percent of net sales	11.6%	9.0%

	Three Months Ended
Laminate and Wood	June 29, 2013	June 30, 2012
Operating income	$41,362	40,575
Adjustment to segment operating income:
Restructuring, acquisition and integration-related costs	17,960	843
Adjusted segment operating income	$59,322	41,418
Adjusted operating margin as a percent of net sales	12.6%	11.7%

Reconciliation of Earnings from Continuing Operations Before Income Taxes to Adjusted Earnings from Continuing Operations Before Income Taxes
(Amounts in thousands)
	Three Months Ended
	June 29, 2013	June 30, 2012
Earnings from continuing operations before income taxes	$108,983	88,434
Adjustments to earnings from continuing operations before income taxes:
Restructuring, acquisition and integration-related costs	41,321	8,226
Acquisition purchase accounting (inventory step-up)	18,744	—
Adjusted earnings from continuing operations before income taxes	$169,048	96,660

Reconciliation of Income Tax Expense to Adjusted Income Tax Expense
(Amounts in thousands)
	Three Months Ended
	June 29, 2013	June 30, 2012
Income tax expense	$23,240	15,246
Income tax effect of adjusting items	12,183	2,201
Adjusted income tax expense	$35,423	17,447

Adjusted income tax rate	21%	18%

The Company believes it is useful for itself and investors to review, as applicable, both GAAP and the above non-GAAP measures in order to assess the performance of the Company's business for the planning and forecasting in subsequent periods.  In particular, the Company believes excluding the impact of restructuring, acquisition and integration-related costs is useful because it allows investors to evaluate our performance for different periods on a more comparable basis.